CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.25 per share	9,200,000	$21.50	$197,800,000	$25,675

(1)	Includes 1,200,000 shares of common stock that may be purchased by the underwriters upon exercise of their option to purchase additional shares of common stock from the Company and the Selling Stockholder.
(2)	Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
File No. 333-224727

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 7, 2018)

8,000,000 Shares

GRIFFON CORPORATION

Common Stock

We are offering 8,000,000 shares of our common stock in this offering. The public offering price of our common stock is $21.50 per share.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GFF.” On August 10, 2020, the last reported sale price of our common stock on the NYSE was $24.32 per share.

	Per share	Total
Public offering price	$21.50	$172,000,000
Underwriting discounts and commissions(1)	$1.02125	$8,170,000
Proceeds to us before expenses	$20.47875	$163,830,000

(1)	See “Underwriting (Conflicts of Interest)”

We have granted the underwriters an option to purchase an additional 700,000 shares of our common stock and the selling stockholder named herein has granted the underwriters an option to purchase an additional 500,000 shares of our common stock, in each case for a period of 30 days from the date of this prospectus supplement at the initial price to the public less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us and the selling stockholder will be approximately $9.4 million, the total proceeds to us, before expenses, will be approximately $178.2 million, and the total proceeds to the selling stockholder, before expenses, will be approximately $10.2 million. We will not receive any proceeds from the sale of any shares by the selling stockholder.

INVESTING IN OUR SECURITIES INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE DECIDING TO INVEST IN ANY OF OUR SECURITIES.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about August 18, 2020.

Lead Book-Running Manager

Baird

Bookrunners

Raymond James	Stephens Inc.	Truist Securities

Co-Managers

CJS Securities	Sidoti & Company, LLC

The date of this prospectus supplement is August 13, 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts: a prospectus supplement and an accompanying prospectus dated May 7, 2018. This prospectus supplement is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act,” utilizing a “shelf” registration process.

This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. The accompanying prospectus gives more general information, some of which may not apply to the shares of common stock offered by this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated, or deemed to be incorporated, by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated, or deemed to be incorporated, by reference will automatically update and supersede this information. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document. You should read both this prospectus supplement and the accompanying prospectus together with any information incorporated by reference herein before investing in our common stock. See “Where You Can Find More Information.”

We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. None of us, the selling stockholder or the underwriters have authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered or shares of common stock are sold on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. None of us, the selling stockholder or the underwriters are making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. None of us, the selling stockholder or the underwriters are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

S-ii

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Except for the historical information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, certain matters discussed in this prospectus supplement and the accompanying prospectus, including (without limitation) statements in our Annual Report on Form 10-K for the year ended September 30, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019, March 31, 2020 and June 30, 2020, each of which are incorporated by reference in this prospectus supplement or the accompanying prospectus, under “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contain certain “forward-looking statements” within the meaning of the Securities Act, the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income (loss), earnings, cash flows, revenue, changes in operations, operating improvements, industries in which we operate and the United States and global economies. Statements in this prospectus supplement and accompanying prospectus that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of this prospectus supplement. These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus supplement and accompanying prospectus. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement and accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus supplement, those results of operations, financial condition and liquidity or developments may not be indicative of results or developments in subsequent periods.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in such forward-looking statements are the following:

•	current economic conditions and uncertainties in the housing, credit and capital markets;

•	our ability to achieve expected savings from cost control, restructuring, integration and disposal initiatives;

•	the ability to identify and successfully consummate and integrate value-adding acquisition opportunities;

•	increasing competition and pricing pressures in the markets served by our operating companies;

•	the ability of our operating companies to expand into new geographic and product markets, and to anticipate and meet customer demands for new products and product enhancements and innovations;

•	reduced military spending by the government on projects for which Telephonics Corporation (“Telephonics”) supplies products, including as a result of defense budget cuts or other government actions;

•	the ability of the federal government to fund and conduct its operations;

•

increases in the cost or lack of availability of raw materials such as resin, wood and steel, components or purchased finished goods, including any potential impact on costs or availability resulting from tariffs;

S-iii

•	changes in customer demand or loss of a material customer at one of our operating companies;

•	the potential impact of seasonal variations and uncertain weather patterns on certain of our businesses;

•	political events that could impact the worldwide economy;

•	a downgrade in our credit ratings;

•	changes in international economic conditions including interest rate and currency exchange fluctuations;

•	the reliance by certain of our businesses on particular third party suppliers and manufacturers to meet customer demands;

•	the relative mix of products and services offered by our businesses, which impacts margins and operating efficiencies;

•	short-term capacity constraints or prolonged excess capacity;

•	unforeseen developments in contingencies, such as litigation, regulatory and environmental matters;

•	unfavorable results of government agency contract audits of Telephonics;

•	possible cyber or other security threats to our infrastructure;

•	our ability to adequately protect and maintain the validity of patent and other intellectual property rights;

•	the cyclical nature of the businesses of certain of our operating companies;

•	possible terrorist threats and actions, and the possible outbreak of war or other military conflict, and their impact on the global economy;

•

the impact of COVID-19 on the U.S. and global economy, including business disruptions, reductions in employment and an increase in business and operating facility failures, specifically among our customers and suppliers;

•	our substantial indebtedness, and our ability to service and refinance our debt; and

•	the impact of recent and future legislative and regulatory changes, including, without limitation, the Tax Cuts and Jobs Act.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein or therein from our filings with the SEC. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement, the registration statement of which this prospectus supplement is a part, and the information incorporated by reference in its entirety, including the sections titled “Risk Factors” and our consolidated financial statements and the related notes contained in and incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment in our common stock. Unless otherwise indicated or the context otherwise requires, references to (i) “Griffon” refer to solely to Griffon Corporation, not its subsidiaries; and (ii) “we,” “our,” “the Company” and “us” refer to Griffon Corporation and its subsidiaries on a consolidated basis.

Our Company

We own and operate, and seek to acquire, businesses in multiple industries and geographic markets. Our objective is to maintain leading positions in the markets we serve by providing innovative, branded products with superior quality and industry-leading service. We place emphasis on our iconic and well-respected brands, which helps to differentiate us and our offerings from our competitors and strengthens our relationship with our customers and those who ultimately use our products.

Through operating a diverse portfolio of businesses, we expect to reduce variability caused by external factors such as market cyclicality, seasonality, and weather. We achieve diversity by providing various product offerings and brands through multiple sales and distribution channels, and conducting business across multiple countries which we consider our home markets.

Griffon oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. Griffon provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as in connection with divestitures. As long-term investors, having substantial experience in a variety of industries, our intent is to continue the growth and strengthening of our existing businesses, and to diversify further through investments in our businesses and through acquisitions.

As described in greater detail below, over the past three years, we have undertaken a series of transformative transactions. This past year we integrated our most significant acquisitions into our wholly owned subsidiaries, The AMES Companies, Inc. (“AMES”) and Clopay Corporation (“Clopay”), expanding the scope of both AMES and Clopay. In particular, CornellCookson has been integrated into Clopay, so that our leading company in residential garage doors and sectional commercial doors now includes a leading manufacturer of rolling steel doors and grille products. ClosetMaid was combined with AMES, and we established an integrated headquarters for AMES in Orlando, Florida. AMES is now positioned to fulfill its mission of Bringing Brands Together™ with the leading brands in home and garage organization, outdoor décor, and lawn, garden and cleaning tools. As a result of the expanded scope of the AMES and Clopay businesses, we now report each as a separate segment. Clopay remains in the Home and Building Products (“HBP”) segment and AMES now constitutes our new Consumer and Professional Products (“CPP”) segment.

For the twelve months ended June 30, 2020, we had Revenue of $2.3 billion, Adjusted EBITDA of $231 million and Adjusted EBITDA excluding unallocated amounts of $278.1 million. For a reconciliation of the non-GAAP financial measures presented herein to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” below.

Recent Developments

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic, which continues to spread throughout the U.S. and the world. The impact from the rapidly changing U.S. and global market and economic conditions due to the COVID-19 outbreak is uncertain, with disruptions to the businesses of our customers and suppliers, which in turn is likely to impact our business and consolidated results of operations and financial condition in the future. While we have not incurred significant disruptions to our manufacturing or to our supply chain thus far from the COVID-19 outbreak, we are unable to accurately predict the impact COVID-19 will have due to numerous uncertainties, including the severity of the disease, the duration of the outbreak, actions that may be taken by governmental authorities, the impact on our customers’ and suppliers’ businesses and other factors. We will continue to evaluate the nature and extent of the impact to our business, consolidated results of operations, and financial condition.

Our first priority is the health and safety of our employees, our customers and their families. As of the date of this prospectus supplement, all of Griffon’s facilities are fully operational. All of Griffon’s facilities have implemented a variety of new policies and procedures, including additional cleaning, social distancing, staggered shifts and prohibiting or significantly restricting on-site visitors, to minimize the risk to our employees of contracting COVID-19.

Since the end of the second quarter of fiscal 2020 and through the date of this prospectus supplement, all of our businesses are experiencing normal or better order patterns compared with the same time period last year, with the exception of HBP’s residential sectional garage door business, which experienced an 18% decline in orders in April; however, the quarter ended with volume in line with prior year driven by strong May and June orders. Our supply chains have generally not experienced significant disruption, and at this time we do not anticipate any such material disruption in the near term. Many U.S. states have lifted executive orders requiring all workers to remain at home unless their work is critical, essential, or life-sustaining. Regardless, we believe that, based on the various standards published to date, the work our employees are performing are either critical, essential and/or life-sustaining for the following reasons: 1) Our Defense Electronics segment (“DE”) is a defense and national security-related operation supporting the U.S. Government, with a portion of its business being directly with the U.S. Government; 2) HBP residential and commercial garage doors, rolling steel doors and related products that (a) provide protection and support for the efficient and safe movement of people, goods, and equipment in and out of residential and commercial facilities, (b) help prevent fires from spreading from one location to another, and (c) protect warehouses and homes, and their contents, from damage caused by strong weather events such as hurricanes and tornadoes; and 3) CPP tools and storage products provide critical support for the national infrastructure including construction, maintenance and manufacturing and is part of the essential supply base to many of its largest customers including Home Depot, Lowe’s and Menards. Our AMES international facilities are operational, as they meet the applicable standards in their respective countries.

Griffon believes it has adequate liquidity to invest in its existing businesses and execute its business plan, while managing its capital structure on both a short-term and long-term basis. In January 2020, Griffon increased total borrowing capacity under its revolving credit facility (“Credit Agreement”) by $50.0 million, to $400.0 million (of which $274.2 million was available at June 30, 2020), and extended maturity of the facility to 2025. In addition the Credit Agreement has a $100.0 million accordion feature (subject to lender consent). In February 2020, Griffon refinanced $850.0 million of its $1.0 billion of senior notes due 2022 with new senior notes with a maturity of 2028 (the “2028 Notes”) and in June 2020, refinanced the remaining $150.0 million under the same terms and indenture as the $850.0 million senior notes due 2028. While the first half of Griffon’s fiscal year is typically a net cash usage period, April typically begins Griffon’s period of strong cash generation, which usually continues through the end of the fiscal year. We will continue to actively monitor the situation and may take further actions that impact our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees, customers, suppliers and shareholders. While we are unable to determine or predict the nature, duration or scope of the overall impact the COVID-19 pandemic will have on our business, results of operations, liquidity or capital resources, we believe it is important to discuss where our company stands today, how our response to COVID-19 is progressing and how our operations and financial condition may change as the fight against COVID-19 progresses. See “Risk Factors—The COVID-19 outbreak could adversely impact our results of operations.”

Corporate Information

We were incorporated in New York in 1959 and were reincorporated in Delaware in 1970. We changed our name to Griffon Corporation in 1995. Our principal executive offices are located at 712 Fifth Avenue, New York, New York 10019, and our telephone number is (212) 957-5000. Our website is located at http://www.griffon.com. We have not incorporated by reference into this prospectus supplement the information included on, or linked from, our website, and you should not consider it to be part of this prospectus supplement.

THE OFFERING

Issuer:	Griffon Corporation
Common Stock Offered by Griffon Corporation:	8,000,000 shares.
Common Stock to be Outstanding After this Offering:	55,429,784 shares (assuming no exercise of the underwriters’ option to purchase additional shares).
Option to Purchase Additional Shares of Common Stock:

We have granted the underwriters an option to purchase 700,000 additional shares of our common stock and the selling stockholder has granted the underwriters an option to purchase 500,000 additional shares of our common stock, in each case for a period of up to 30 days from the date of this prospectus supplement at the public offering price less any underwriting discounts and commissions.

Use of Proceeds:

We estimate that our net proceeds from this offering will be approximately $162.8 million, or approximately $177.2 million if the underwriters exercise the option in full to purchase additional shares from us, based on the public offering price of $21.50 per share, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering (i) for working capital and general corporate purposes, including to expand our current business through acquisitions of, or investments in, other businesses or products, and (ii) to temporarily repay a portion of our outstanding borrowings under our revolving credit facility (which will be subject to re-borrowing), and for the payment of related fees and expenses.

The selling stockholder will receive all of the net proceeds from the sale of shares of common stock by him in this offering.
Dividend Policy:

During 2019, 2018 and 2017, we declared and paid dividends totaling $0.29 per share, $0.28 per share and $0.24 per share, respectively. On January 30, 2020, the Board of Directors declared a quarterly cash dividend of $0.075 per share, paid on March 19, 2020. On April 28, 2020, the Board of Directors declared a quarterly cash dividend of $0.075 per share, payable on June 18, 2020. On July 29, 2020, the Board of Directors declared a quarterly cash dividend of $0.075 per share, payable on September 17, 2020. We currently pay and currently intend to pay dividends on our common stock each quarter; however, payment of dividends is determined by the Board of Directors at its discretion based on various factors, and no assurance can be provided as to the payment of future dividends.

Conflicts of Interest

Certain of the net proceeds from the sale of shares of our common stock will be paid to Truist Securities, Inc. or its affiliates in connection with the repayment of a portion of our outstanding borrowings under our revolving credit facility. Because Truist Securities, Inc. or its affiliates may receive more than 5% of the proceeds of this offering, Truist Securities, Inc. could be deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of Rule 5121.

Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. For additional information about these matters, see “Use of Proceeds” and Underwriting (Conflicts of Interest).”

Risk Factors:

See “Risk Factors” beginning on page S-6 of this prospectus supplement and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2019 and any subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

NYSE Listing:	Our common stock is listed on the NYSE under the symbol “GFF.”
Stock Transfer Agent and Registrar:	American Stock Transfer & Trust Co.
Outstanding Shares of Common Stock:	The number of shares of our common stock to be outstanding after this offering is based on 47,429,784 shares of common stock outstanding as of August 4, 2020, which excludes:
• 169,931 shares of common stock issuable upon vesting of outstanding restricted stock units; and
• 1,058,852 shares of common stock reserved for issuance under our 2016 Equity Incentive Plan.

Unless we specifically state otherwise, this prospectus supplement reflects and assumes no exercise by the underwriters of their option to purchase additional shares from us or the selling stockholder.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following table reconciles our calculations of Adjusted EBITDA to income before taxes from continuing operations for the twelve months ended June 30, 2020:

Twelve Months Ended 6/30/2020
(numbers in thousands)
Revenue
Consumer and Professional Products	$1,067,609
Home and Building Products	912,399
Defense Electronics	341,005

Total	$2,321,013

Adjusted EBITDA:
Consumer and Professional Products	$101,594
Home and Building Products	145,513
Defense Electronics	30,948

Adjusted EBITDA excluding unallocated amounts	$278,055
Unallocated amounts, excluding depreciation	(46,766)

Adjusted EBITDA	231,289
Acquisition proforma adjustments	(2,430)
Stock and ESOP-based compensation	17,176

Adjusted EBITDA (per Debt Compliance)	$246,035
Net interest (expense) income	(65,633)
Depreciation and amortization	(62,743)
Loss from debt extinguishment	(7,925)
Acquisition costs, net of proforma adjustments	1,116
Stock and ESOP-based compensation	(17,176)
Restructuring charges	(11,171)

Income before taxes from continuing operations	$82,503

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the following risks involved in investing in our common stock, the risk factors set forth in Item 1A to Part I in Griffon’s Annual Report on Form 10-K for the year ended September 30, 2019 and included in subsequent Quarterly Reports on Form 10-Q, as well as the other information contained, or incorporated by reference, in this prospectus supplement and in any related free writing prospectus we may authorize to be delivered to you, before deciding whether to purchase our common stock. The actual occurrence of any of these risks could materially adversely affect our business, financial condition and results of operations. In that case, the value of our common stock could decline substantially, and you may lose part or all of your investment.

The COVID-19 outbreak could adversely impact our results of operations.

The future impact of the COVID-19 outbreak and the spread of the pathogen on a global basis could adversely affect our business in a number of respects, although the extent, nature and timing of such impact cannot be predicted at this time. The COVID-19 outbreak has led countries around the world, as well as most states in the U.S., to implement restrictions relating to the operation of almost all types of businesses. Within the U.S., the standards vary from state to state, but typically require all but “critical”, “essential” or “life-sustaining” businesses to close all offices and facilities. We believe, based on the various standards published to date, that our businesses meet the requisite standard in all U.S states. We also believe that our businesses meet the applicable standards to remain open in Canada and Australia. As of the date of this prospectus supplement, all of our manufacturing and distribution facilities in the U.S., Canada, Australia and China are operating, although some of them are operating at reduced capacity as a result of enacting procedures designed to prevent the spread of the virus such as social distancing and staggered shifts. The AMES manufacturing plant in Reynosa, Mexico, as well as AMES’ facilities in the UK, Ireland and New Zealand, had entered into a furlough but have resumed operations. However, changing standards regarding what type of facilities are permitted to remain open, as well as evolving interpretations of existing standards, in both the United States and around the globe, could result in additional closures of Griffon facilities.

To date, our supply chain has not experienced significant disruptions, and at this time we do not anticipate any such significant disruptions in the near term. However, our suppliers could be required by government authorities to temporarily cease operations in accordance with the various restrictions discussed above; might be limited in their production capacity due to complying with restrictions relating to the operation of businesses during the COVID-19 pandemic; or could suffer their own supply chain disruptions, impacting their ability to continue to supply us with the quantity of materials required by us.

If as a result of the COVID-19 outbreak governments take additional protective actions, or extend the time period for existing protective actions, it may have a material adverse impact on Griffon’s business and operating results. This could include additional closures of our facilities, or the closure of the facilities of our customers, suppliers, or other vendors in our supply chain. Any disruption of our supply chain or the businesses of our customers could adversely impact our business and results of operations. In addition, the widespread public health crisis caused by the COVID-19 outbreak has adversely impacted the economies and financial markets worldwide, resulting in an economic downturn that has adversely impacted many businesses, including ours. The extent and duration of the impact on the global economy and financial markets from COVID-19 is difficult to predict, and the extent to which the COVID-19 outbreak will negatively affect us and the duration of any potential business disruption is uncertain. The impact to our results will depend to a large extent on future developments and new information that may emerge regarding the duration and severity of the COVID-19 outbreak and the actions taken by authorities and other entities to contain the COVID-19 outbreak or treat its impact, and the impact of such actions, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our operating results. To the extent the COVID-19 outbreak adversely affects our business, operations, financial condition and operating results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section (including those described in Griffon’s Annual Report on

Form 10-K for the year ended September 30, 2019 and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement), such as those relating to our high level of indebtedness, our need to generate sufficient cash flows to service our indebtedness, and our ability to comply with the covenants contained in the agreements that govern our indebtedness.

Risks Relating to Our Common Stock and this Offering

Our share price could be volatile and could decline, resulting in a substantial or complete loss on your investment.

The stock markets (including the NYSE, on which we list our common stock) have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our financial condition, operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

•	our financial position and operating performance and the financial position and operating performance of similar companies;

•	actual or anticipated differences in our financial position and operating results;

•	changes in our revenue or earnings estimates or recommendations by securities analysts, or our failure to meet such estimates;

•	publication of research reports about us or our industry by securities analysts;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions and departures of key personnel;

•	strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	the passage of legislation or other regulatory developments that adversely affect us or our industry;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented or incorporated by reference in this prospectus supplement;

•	actions by institutional stockholders;

•	changes in accounting principles;

•	terrorist acts, war and new or worsening military conflicts;

•	disease outbreaks and pandemics, including the ongoing COVID-19 pandemic; and

•	general market conditions, including factors unrelated to our financial condition or performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

Investors in this offering may experience future dilution.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares of our common stock or other related securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution in their investment.

Future sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Future sales of a substantial number of shares of our common stock in the public market by our existing and future stockholders, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise adequate capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

In connection with this offering, we, all of our directors and executive officers and the selling stockholder have agreed not to sell shares of common stock for 90 days following the date of this prospectus supplement, subject to certain exceptions and circumstances. However, Robert W. Baird & Co. Incorporated may at any time release all or a portion of the common stock subject to these lock-up provisions. When determining whether or not to release any such shares subject to a lock-up agreement, Robert W. Baird & Co. Incorporated will consider, among other factors, the holder’s reasons for requesting the release, the number or shares for which the release is being requested and the possible impact of the release of shares on the market price of our common stock. If such lock-up restrictions are waived, the affected common stock may be available for sale into the market, which could adversely affect the market price of our common stock.

We have broad discretion in the use of the net proceeds from this offering received by us and may not use them effectively.

Our management and board of directors will have broad discretion in the application of the net proceeds from this offering received by us and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. We intend to use the net proceeds of this offering (i) to temporarily repay a portion of our outstanding borrowings under our revolving credit facility (which will be subject to re-borrowing) and for the payment of related fees and expenses and (ii) for working capital and general corporate purposes, including to expand our current business through acquisitions of, or investments in, other businesses or products. We have no commitments with respect to any such acquisitions or investments at this time, and our use of these proceeds may differ substantially from our current plans. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our new applications and services. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. You will not have the opportunity to influence our decision on how to use our net proceeds from this offering.

Provisions in our certificate of incorporation or bylaws could prevent or delay a change in control of our company, even if such change in control would be beneficial to our shareholders.

Provisions of our restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law could discourage, delay or prevent a merger, acquisition or other change in control of our company, even if such change in control would be beneficial to our shareholders. These provisions include:

•	authorizing the issuance of “blank check” preferred stock that could be issued by our Board to increase the number of outstanding shares and thwart a takeover attempt;

•	establishing a classified Board so that not all members of our Board are elected at one time;

•	the removal of directors only for cause;

•	prohibiting the use of cumulative voting for the election of directors;

•	limiting the ability of shareholders to call special meetings or amend our amended and restated bylaws;

•	requiring all shareholder actions to be taken at a meeting of our shareholders and not by written consent; and

•	establishing advance notice and duration of ownership requirements for nominations for election to the Board or for proposing matters that can be acted upon by shareholders at shareholder meetings.

These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and cause us to take other corporate actions you desire. In addition, because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our shareholders to replace current members of our management team.

In addition, the Delaware General Corporation Law, or the DGCL, to which we are subject, prohibits us, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any shareholder or group of shareholders who owns at least 15% of our common stock for three years following their becoming the owner of 15% of our common stock.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.

Our restated certificate of incorporation authorizes us to issue one or more series of preferred stock. Our Board of Directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for our common stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our common stock.

Because the payment of cash dividends on our capital stock in the foreseeable future in subject to the discretion of our Board of Directors, capital appreciation may be your sole source of gain, if any.

During 2019, 2018 and 2017, we declared and paid dividends totaling $0.29 per share, $0.28 per share and $0.24 per share, respectively. On January 30, 2020, the Board of Directors declared a quarterly cash dividend of $0.075 per share, paid on March 19, 2020. On April 28, 2020, the Board of Directors declared a quarterly cash dividend of $0.075 per share, payable on June 18, 2020. On July 29, 2020, the Board of Directors declared a quarterly cash dividend of $0.075 per share, payable on September 17, 2020.We currently intend to pay dividends each quarter. Payment of dividends is determined by the Board of Directors at its discretion based on various factors, and no assurance can be provided as to the payment of future dividends. Additionally, our current debt agreements restrict and any future debt agreements may restrict us from paying dividends. As a result, if we fail to pay cash dividends on our capital stock, capital appreciation, if any, of our common stock may be your sole source of gain.

Our substantial indebtedness could adversely affect our financial condition.

We are a highly leveraged company and have a significant amount of indebtedness. As of June 30, 2020, Griffon and its subsidiaries had approximately $1.1 billion of indebtedness (consisting of $1.0 billion of the 2028 Notes and $0.1 million of secured debt) and we had availability of

$274.2 million under our revolving credit facility (net of $104.2 million drawn and $21.6 million of outstanding letters of credit) subject to certain covenants.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes.

We expect to use cash flow from operations and borrowings under our revolving credit facility to meet our current and future financial obligations, including funding our operations, debt service and capital expenditures. Our ability to make these payments depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flow from operations in the future, which could result in our being unable to repay indebtedness, or to fund other liquidity needs. If we do not have enough capital, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional debt or equity capital or restructure or refinance all or a portion of our debt, including the 2028 Notes and our revolving credit facility, on or before maturity. We cannot make any assurances that we will be able to accomplish any of these alternatives on terms acceptable to us, or at all. In addition, the terms of existing or future indebtedness, including the agreements governing the 2028 Notes and our revolving credit facility, respectively, may limit our ability to pursue any of these alternatives.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $162.8 million, or approximately $177.2 million if the underwriters exercise their option to purchase additional shares in full from us, based on the public offering price of $21.50 per share, after deducting the underwriting discount and estimated offering expenses payable by us. We will not receive any of the proceeds from any sale of shares in this offering by the selling stockholder.

We intend to use the net proceeds of this offering (i) for working capital and general corporate purposes, including to expand our current business through acquisitions of, or investments in, other businesses or products, and (ii) to temporarily repay a portion of our outstanding borrowings under our revolving credit facility (which will be subject to re-borrowing), and for the payment of related fees and expenses.

Certain of the underwriters and/or their respective affiliates are lenders under our revolving credit facility and may, upon consummation of this offering, receive a portion of the proceeds thereof. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2020, on a historical basis and on an as adjusted basis to give effect to (i) the sale of common stock pursuant to this offering, less underwriting discounts and commissions and other estimated expenses and (ii) the use of proceeds therefrom. The following tables does not give effect to the exercise of the underwriters’ option to purchase additional shares.

You should read this table in conjunction with, and the table is qualified in its entirety by reference to, the section of this prospectus supplement entitled “Use of Proceeds” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included in applicable reports filed pursuant to the Exchange Act and incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended September 30, 2019 and any subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

	As of June 30, 2020
	Actual	As adjusted
	(Dollars in thousands)
Cash and Cash Equivalents	$71,199	$129,848

Debt:
Revolving Credit Facility(1)	$104,181	$—
Senior Notes Due 2028	1,000,000	1,000,000
Other Debt(2)	45,722	45,722

Total Debt	$1,149,903	$1,045,722

Total Equity(3)	508,455	671,285

Total Capitalization	$1,658,358	$1,717,007

(1)

As of June 30, 2020, we had $274.2 million of availability under the revolving credit facility ($400 million commitment net of $104.2 million in outstanding borrowings and $21.6 million in outstanding standby letters of credit).

(2)	Amounts consists of outstanding amounts under our capital leases, foreign lines of credit and term loans and other long-term debt.

(3)	On July 29, 2020, the Board of Directors declared a quarterly cash dividend of $0.075 per share, payable to shareholders of record as of the close of business on August 20, 2020 on September 17, 2020.

DIVIDEND POLICY

During 2019, 2018 and 2017, we declared and paid dividends totaling $0.29 per share, $0.28 per share and $0.24 per share, respectively. On January 30, 2020, the Board of Directors declared a quarterly cash dividend of $0.075 per share, paid on March 19, 2020. On April 28, 2020, the Board of Directors declared a quarterly cash dividend of $0.075 per share, payable on June 18, 2020. On July 29, 2020, the Board of Directors declared a quarterly cash dividend of $0.075 per share, payable on September 17, 2020.

We currently intend to pay dividends each quarter. Payment of dividends is determined by the Board of Directors at its discretion based on various factors, and no assurance can be provided as to the payment of future dividends. Additionally, our current debt agreements place certain restrictions and our future debt agreements may have restrictions on our ability to pay or continue to pay from paying dividends.

SELLING STOCKHOLDER

The following table sets forth information with respect to the current beneficial ownership of the selling stockholder, the number of shares of common stock that the selling stockholder is granting the underwriters the option to purchase in connection with this offering and information with respect to shares to be beneficially owned by the selling stockholder after completion of this offering.

The number of shares and percentages of beneficial ownership set forth below are based on 47,429,784 shares of our common stock issued and outstanding as of August 4, 2020 and 55,429,784 shares issued and outstanding upon consummation of this offering. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. Except as indicated in the footnotes to this table, we believe that the stockholder identified in the table possesses sole voting and investment power over all shares of equity securities shown as beneficially owned by the stockholder.

The information in the table below with respect to the selling stockholder has been obtained from the selling stockholder. When we refer to the “selling stockholder” in this prospectus supplement, we mean the selling stockholder listed in the table below, as well as his respective pledgees, donees, assignees, transferees and successors and others who may hold any of such selling stockholder’s interest. The selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act.

	Shares Beneficially Owned Prior to Offering(1)		Number of Option Shares Being Offered(4)	Shares Beneficially Owned After Offering(1)(2)
	Number	Percent		Number	Percent
Ronald J. Kramer(3)	3,940,979	8.31%	500,000	3,440,979	6.13%

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Percentages are based on 47,429,784 shares of our common stock issued and outstanding as of August 4, 2020.

(2)

Assumes the exercise in full by the underwriters of the option to purchase, and the sale of, all of the shares of common stock offered by the selling stockholder pursuant to this prospectus supplement and no purchases by the selling stockholder of additional shares of our common stock.

(3)

Includes 40,298 shares of common stock owned by Mr. Kramer’s wife and children. Mr. Kramer disclaims beneficial ownership of such shares of common stock. The address of Ronald J. Kramer is c/o Griffon Corporation 712 Fifth Avenue, 18th Floor, New York, NY 10019.

(4)	Offering of the option shares subject to the exercise by the underwriters of their option to purchase such shares of common stock owned by the Selling Stockholder.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock made pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the potential impact of the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to non-U.S. holders subject to particular rules, including, without limitation:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•

persons subject to special U.S. federal income tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in applicable financial statements; and

•	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS, THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Distributions

Cash or other property distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that a distribution exceeds our current or accumulated earnings and profits, the excess will generally be treated first as a return of capital and will be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any further excess will be treated as capital gain from the sale or exchange of such common stock and will be subject to the treatment described below in the section entitled “Sale or Other Taxable Disposition.”

Subject to the discussions below in the sections entitled “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts,” dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends.

Dividends paid to a non-U.S. holder may be subject to a reduced rate of withholding if the non-U.S. holder provides to us (or an applicable withholding agent) a properly executed IRS Form W-8BEN or W-8BEN-E (as applicable, including any successor form) certifying that the non-U.S. holder is entitled to an exemption from, or reduction of, the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States will be entitled to an exemption from the 30% withholding on dividends discussed above, unless an applicable income tax treaty provides otherwise. To claim such an exemption from withholding, the non-U.S. holder must provide to us (or an applicable withholding agent) a properly executed IRS Form W-8ECI (or any applicable successor form) certifying that the dividends are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Although exempt from U.S. federal withholding tax, the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on such effectively connected dividends.

The certifications described in the above paragraphs must be provided to us (or an applicable withholding agent) prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide to us (or an applicable withholding agent) the required certification, but are eligible for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING POTENTIALLY APPLICABLE INCOME TAX TREATIES THAT MAY PROVIDE FOR DIFFERENT RULES.

Sale or Other Taxable Disposition

Subject to the discussions below in the sections entitled “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts,” a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on such gain.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder if the non-U.S. holder meets certain conditions and timely files U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded on an established securities market” within the meaning of applicable Treasury Regulations and such non-U.S. holder owns, actually or constructively, 5% or less of our common stock throughout the shorter of (i) the five-year period ending on the date of the sale or other disposition or (ii) the non-U.S. holder’s holding period for such stock.

NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING POTENTIALLY APPLICABLE INCOME TAX TREATIES THAT MAY PROVIDE FOR DIFFERENT RULES.

Information Reporting and Backup Withholding

Non-U.S. holders will generally be required to comply with certain certification procedures, such as providing a properly executed IRS Form W-8BEN, W-8BEN-E or W-8ECI (as applicable, including any successor form), to establish that they are not U.S. persons in order to avoid backup withholding with respect to dividends paid to such non-U.S. holders on our common stock or the proceeds received by such non-U.S. holders on the sale, exchange or other taxable disposition of our common stock. A non-U.S. holder will generally not be subject to backup withholding with respect to dividend payments made to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person. In addition, we will file required information returns with the IRS in connection with any dividends on our common stock paid to each non-U.S. holder, regardless of whether any tax was actually withheld. Copies of information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale of our common stock within the United States. Further, information reporting may (but backup withholding generally will not) apply to the proceeds of a sale of our common stock outside the United States conducted through certain U.S.-related financial intermediaries. In each case, the non-U.S. holder will be required to comply with the certification provisions described above, and the applicable payor cannot have actual knowledge or reason to know such holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the non-U.S. holder timely provides the required information to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities, whether the non-U.S. recipient is the beneficial owner or an intermediary. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution enters into an agreement with the U.S. Department of the Treasury pursuant to which it agrees to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and it enters into an agreement with the U.S. Department of the Treasury described in (1) above, it will be required to, among other things, undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. A foreign financial institution located in a jurisdiction that has an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on our common stock. Under proposed Treasury Regulations, withholding under FATCA does not apply to gross proceeds from any sale or disposition of our common stock. Taxpayers may generally rely on those proposed regulations until final regulations are issued.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE POTENTIAL APPLICATION OF WITHHOLDING UNDER FATCA TO THEIR INVESTMENT IN OUR COMMON STOCK.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the selling stockholder are offering the shares of common stock described in this prospectus supplement through a number of underwriters. Robert W. Baird & Co. Incorporated is acting as lead book-running manager of the offering and as representative of the underwriters. We and the selling stockholder have entered into an underwriting agreement with the representative, on behalf of the underwriters. Subject to the terms and conditions of the underwriting agreement, we and the selling stockholder have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Robert W. Baird & Co. Incorporated	3,789,474
Raymond James & Associates, Inc.	1,263,158
Stephens Inc.	1,263,158
Truist Securities, Inc.	1,263,158
CJS Securities, Inc.	210,526
Sidoti & Company, LLC	210,526

Total:	8,000,000

The underwriters are committed to purchase all of the shares of common stock offered if they purchase any shares. The obligations of the underwriters under the underwriting agreement, including their agreement to purchase shares, are several and not joint. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters have advised us that they initially propose to offer the shares to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the shares to selected dealers at the public offering price less a concession of up to $0.61275. After the initial offering of the shares, the underwriters may change the public offering price(s) and any other selling terms. Sales of shares made outside the United States may be made by affiliates of each underwriter.

The underwriters have an option to buy up to 700,000 additional shares of common stock from us and 500,000 additional shares of common stock from the selling stockholder, in each case at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any additional shares are purchased with this option, the underwriters will purchase such additional shares in approximately the same proportion as shown in the table above. If any additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock, less the amount paid by the underwriters to us and the selling stockholder per share of common stock. The underwriting fee is $1.02125 per share. The following table shows the per share and total underwriting discounts and commissions to be paid by us and the selling stockholder to the underwriters in connection with this offering. The amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock directly from us and the selling stockholder.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$21.50	$21.50	$172,000,000	$197,800,000
Underwriting discounts and commissions paid by us	$1.02125	$1.02125	$8,170,000	$8,884,875
Underwriting discounts and commissions paid by the selling stockholder	$—	$1.02125	$—	$510,625
Proceeds to us, before expenses	$20.47875	$20.47875	$163,830,000	$178,165,125
Proceeds to the selling stockholder, before expenses	$—	$20.47875	$—	$10,239,375

We estimate that the total expenses for this offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions set forth in the table above, will be approximately $1.0 million.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We and the selling stockholder have agreed that, without the prior written consent of Robert W. Baird & Co. Incorporated, we will not, subject to certain limited exceptions, during the period ending 90 days after the date of this prospectus supplement, or the restricted period:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or submit to or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or

•

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock or any such other securities convertible into or exercisable or exchangeable for shares of our common stock, whether any such swap, arrangement or transaction described in this or the immediately preceding bullet is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise.

Our directors and executive officers have agreed that, without the prior written consent of Robert W. Baird & Co. Incorporated, they will not, subject to certain limited exceptions, during the restricted period:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (including without limitation, our common stock or such other securities which may be deemed to be beneficially owned by such director or executive officer in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, or

•

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of our common stock or any such other securities convertible into or exercisable or exchangeable for shares of our common stock, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise, or

•	make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

In addition, in the underwriting agreement, we and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Our common stock is listed on the NYSE under the symbol “GFF.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of the shares of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of the shares of our common stock, which involve the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares of our common stock in the open market. In making this determination, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market compared to the price at which the underwriters may purchase shares of our common stock through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares of our common stock in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase shares of our common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares of our common stock as part of this offering to repay the underwriting discount received by them. These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

In addition, in connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the NYSE in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of common stock offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares of common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage activities.

Certain of the underwriters and their affiliates have provided in the past to us, our affiliates and the selling stockholder, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us, our affiliates and the selling stockholder in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions and reimbursement of expenses. In particular, certain underwriters or their affiliates are agents and lenders under our revolving credit facility.

In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Certain of the net proceeds from the sale of shares of our common stock will be paid to Truist Securities, Inc. or its affiliates in connection with the repayment of a portion of our outstanding borrowings under our revolving credit facility. Because Truist Securities, Inc. or its affiliates may receive more than 5% of the proceeds of this offering, Truist Securities, Inc. could be deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each member state of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (the “DIFC”), this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue or sale of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or

which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the listing rules of any stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Dechert LLP, New York, New York. Martin Nussbaum, a partner of Dechert LLP, owns 33,500 shares of our common stock and $150,000 principal amount of our 5.75% Senior Notes due 2028. Certain legal matters relating to this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The audited consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus.

This prospectus supplement incorporates by reference:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC on November 22, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019, March 31, 2020 and June 30, 2020 filed with the SEC on January 31, 2019, April 29, 2020 and July 31, 2020, respectively;

•	our Current Reports on Form 8-K filed with the SEC on November 15, 2019, February 4, 2020 (Item 8.01 only), February 5, 2020, February 20, 2020, June 9, 2020 and June 22, 2020; and

•

the information in the Definitive Proxy Statement for our Annual Meeting of Stockholders filed with the SEC on December 17, 2019 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the offering is terminated under this prospectus supplement and the accompanying prospectus; provided, however, that notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus supplement.

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

Griffon Corporation
Attention: Corporate Secretary
712 Fifth Avenue
New York, New York 10019
(212) 957-5000

Any statements contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement (or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement except as so modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and we file unaudited quarterly and audited annual reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. In addition, we post our filed documents on its website at http://www.griffon.com. Except for the documents incorporated by reference into this prospectus supplement, the information on our website is not part of this prospectus supplement. You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

GRIFFON CORPORATION

Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Debt Securities
Units

Guarantees of Debt Securities

We may from time to time offer to sell any combination of common stock; preferred stock; depositary shares; warrants to purchase common stock, preferred stock, depositary shares, debt securities or units; rights to purchase common stock, preferred stock, depositary shares, debt securities or units; debt securities; and units consisting of any of the foregoing, each as described in this prospectus, in one or more offerings. We or one or more of our 100% owned subsidiaries may unconditionally guarantee any series of debt securities offered by this prospectus, if and to the extent identified in the related prospectus supplement, in amounts, at prices and on terms determined at the time of the offering.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will, to the extent required, provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may sell these securities to or through underwriters or dealers, directly to a limited number of purchasers or a single purchaser, through agents or through a combination of any of these methods of sale, as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 24 in this prospectus.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “GFF.” On May 4, 2018, the closing price of our common stock was $21.55.

Our principal executive offices are located at 712 Fifth Avenue, 18th Floor, New York, New York 10019, and our telephone number is (212) 957-5000.

Investing in our securities involves risk. See “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement before deciding to invest in any of our securities.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act utilizing a “shelf” registration process. Under this shelf registration process, we may offer, from time to time, to sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you. We have not provided, and have not authorized anyone else to provide, you with different or additional information. We are not making an offer of securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or in the documents incorporated by reference herein is accurate as of any date other than the date on the front of this prospectus or the filing date of any document incorporated by reference, regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

As used in this prospectus, “Griffon,” “we,” “our” and “us” refer to Griffon Corporation and its subsidiaries, unless stated otherwise or the context requires otherwise.

i

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains, and any prospectus supplement may contain, certain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income (loss), earnings, cash flows, revenue, changes in operations, operating improvements, industries in which Griffon operates and the United States and global economies. Statements in this prospectus and any prospectus supplement that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others:

•	current economic conditions and uncertainties in the housing, credit and capital markets;

•	Griffon’s ability to achieve expected savings from cost control, restructuring, integration and disposal initiatives;

•	the ability to identify and successfully consummate and integrate value-adding acquisition opportunities;

•	increasing competition and pricing pressures in the markets served by Griffon’s operating companies;

•	the ability of Griffon’s operating companies to expand into new geographic and product markets and to anticipate and meet customer demands for new products and product enhancements and innovations;

•	reduced military spending by the government on projects for which Griffon’s Telephonics Corporation supplies products, including as a result of defense budget cuts or other government actions;

•	the ability of the federal government to fund and conduct its operations;

•	increases in the cost of raw materials such as resin, wood and steel;

•	changes in customer demand or loss of a material customer at one of Griffon’s operating companies;

•	the potential impact of seasonal variations and uncertain weather patterns on certain of Griffon’s businesses;

•	political events that could impact the worldwide economy;

•

a downgrade in Griffon’s credit ratings; changes in international economic conditions including interest rate and currency exchange fluctuations; the reliance by certain of Griffon’s businesses on particular third party suppliers and manufacturers to meet customer demands;

•	the relative mix of products and services offered by Griffon’s businesses, which impacts margins and operating efficiencies;

•	short-term capacity constraints or prolonged excess capacity;

•	unforeseen developments in contingencies, such as litigation, regulatory and environmental matters; unfavorable results of government agency contract audits of Griffon’s Telephonics Corporation;

•	Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights;

•	the cyclical nature of the businesses of certain of Griffon’s operating companies; and

•	possible terrorist threats and actions and their impact on the global economy.

Additional important factors that could cause the statements made in this prospectus and any applicable prospectus supplement or actual results of operations or financial condition of Griffon to differ are discussed under the caption “Item 1A. Risk Factors” and “Special Notes Regarding Forward Looking Statements” in our Annual Report on Form 10-K for the year ended September 30, 2017 or in our subsequent filings with the SEC incorporated by reference herein.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus we may authorize to be delivered to you and under similar headings in the documents incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus we may authorize to be delivered to you. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

GRIFFON CORPORATION

Griffon Corporation is a diversified management and holding company that conducts business through wholly-owned subsidiaries. Griffon oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. Griffon provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as in connection with divestitures. In order to further diversify, Griffon also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital.

Headquartered in New York, N.Y., the Company was founded in 1959 and is incorporated in Delaware. Griffon is listed on the NYSE and trades under the symbol “GFF.”

On May 3, 2018, Clopay Building Products Company, Inc., or CBP, entered into a definitive agreement to acquire CornellCookson, Inc., or CornellCookson, a leading US manufacturer and marketer of rolling steel door and grille products designed for commercial, industrial, institutional and retail use, for $180 million. After taking into account tax benefits resulting from the transaction, the effective purchase price is approximately $170 million. CornellCookson is expected to generate approximately $200 million in revenue and $0.15 in earnings per share in the first twelve months after the acquisition. The transaction is subject to regulatory approval and customary closing conditions and is expected to close in June 2018.

On November 16, 2017, Griffon announced it entered into a definitive agreement to sell Clopay Plastic Products Company, Inc., or PPC, and on February 6, 2018, completed the sale to Berry Global Group, Inc. (NYSE:BERY), or Berry, for $475 million in cash, subject to certain post-closing adjustments. As a result, Griffon classified the results of operations of the PPC business as discontinued operations in the Consolidated Statements of Operations for all periods presented and classified the related assets and liabilities associated with the discontinued operations as held for sale in the consolidated balance sheets incorporated herein by reference. All such results and information presented exclude PPC unless otherwise noted. PPC is a global leader in the development and production of embossed, laminated and printed specialty plastic films for hygienic, health-care and industrial products and sells to some of the world’s largest consumer products companies. Griffon acquired PPC in 1986 as part of the acquisition of Clopay Corporation.

On October 2, 2017, Griffon acquired ClosetMaid LLC, or ClosetMaid. ClosetMaid, founded in 1965, is a leading North American manufacturer and marketer of closet organization, home storage, and garage storage products, and sells to some of the largest home center retail chains, mass merchandisers, and direct-to-builder professional installers in North America. ClosetMaid’s accounts, affected for preliminary adjustments to reflect fair market values assigned to assets purchased and liabilities assumed, and results of operations are included in the Company’s consolidated financial statements which are incorporated herein by reference from the date of acquisition of October 2, 2017.

Griffon currently conducts its operations through two reportable segments, Home & Building Products, or HBP, and Telephonics Corporation, or Telephonics:

•	HBP consists of three companies, The AMES Companies, Inc., or AMES, CBP, and ClosetMaid:

•	AMES, founded in 1774, is the leading United States, or U.S., manufacturer and a global provider of long-handled tools and landscaping products for homeowners and professionals.

•	CBP, since 1964, is a leading manufacturer and marketer of residential and commercial garage doors and sells to professional dealers and some of the largest home center retail chains in North America.

•

ClosetMaid, founded in 1965, is a leading North American manufacturer and marketer of closet organization, home storage, and garage storage products, and sells to some of the largest home center retail chains, mass merchandisers, and direct-to-builder professional installers.

•

Telephonics, founded in 1933, is recognized globally as a leading provider of highly sophisticated intelligence, surveillance and communications solutions for defense, aerospace and commercial customers.

We are focused on acquiring, owning and operating businesses in a variety of industries. We are long-term investors that have substantial experience in a variety of industries. Our intent is to continue the growth of our existing segments and diversify further through investments and acquisitions.

Home & Building Products

The AMES Companies, Inc.

AMES, founded in 1774, is the leading U.S. manufacturer and a global provider of long-handled tools and landscaping products that make work easier for homeowners and professionals. AMES manufactures and markets a broad portfolio of long-handled tools and landscaping products. This portfolio is anchored by four core product categories: long handle tools, wheelbarrows, snow tools, and decorative plastic and ceramic pots and planters. As a result of brand portfolio recognition, high product quality, industry leading service and strong customer relationships, AMES has earned market-leading positions in its four core product categories.

AMES sells products throughout North America, Australia, New Zealand and Europe through (1) retail centers, including home centers and mass merchandisers, such as The Home Depot, Inc., or Home Depot, Lowe’s Companies Inc., or Lowe’s, Wal-Mart Stores Inc., or Walmart, Canadian Tire Corporation, Limited, Costco Wholesale Corporation, Rona Inc., Bunnings Warehouse and Woodies; (2) wholesale chains, including hardware stores and garden centers, such as Ace, Do-It-Best and True Value Company; and (3) industrial distributors, such as W.W. Grainger, Inc. and ORS Nasco.

Clopay Building Products

Since 1964, CBP has grown, organically and through tuck-in acquisitions, to become the leading manufacturer and marketer of residential and commercial garage doors, and among the largest manufacturers of commercial sectional doors, in the U.S. In addition, CBP manufactures a complete line of entry door systems uniquely designed to complement its popular residential garage door styles. The majority of CBP’s sales come from home remodeling and renovation projects, with the balance from new residential housing construction and commercial building markets. Sales into the home remodeling market are driven by the aging of the housing stock, existing home sales activity, and the trends of improving both home appearance and energy efficiency.

CBP’s market-leading brands include Clopay®, America’s Favorite Garage Doors®, Holmes Garage Door Company® and IDEAL Door®. In past years, Clopay has been the only residential garage door brand to hold the Good Housekeeping Seal of Approval. CBP distributes its products through a wide range of distribution channels, including a national network of 51 distribution centers. Additionally, products are sold to approximately 2,000 independent professional installing dealers and to major home center retail chains. CBP maintains strong relationships with its installing dealers and believes it is the largest supplier of residential garage doors to the retail and professional installing channels in North America.

ClosetMaid LLC

ClosetMaid, founded in 1965 and acquired by Griffon on October 2, 2017, is a leading North American manufacturer and marketer of closet organization, home storage, and garage storage products, and sells to some of the largest home center retail chains, mass merchandisers, and direct-to-builder professional installers in North America. ClosetMaid designs, manufactures and sells a comprehensive portfolio of wire and laminate shelving, containers, storage cabinets and other closet and home organization accessories under the highly recognized ClosetMaid brand name and other private label brands.

ClosetMaid offers a diversified and well-balanced mix of wood and wire storage and organizational solutions. ClosetMaid’s wood solutions include closet systems, cube storage, storage furniture and cabinets targeted at customers looking for functional storage with a strong aesthetic appeal and the look of quality furniture. Selected wood product brands include MasterSuite, Suite Symphony, Impressions, ExpressShelf, and SpaceCreations. ClosetMaid’s wire solutions include wire shelving and hardware, wire accessories and kitchen storage products that provide affordable, customizable, versatile and durable solutions for single and multi-family homes. Selected wire product brands include Maximum Load, SuperSlide and ShelfTrack.

ClosetMaid’s large customer base is diversified among various industries. Key retail customers of ClosetMaid include Home Depot, Target, Lowes and Walmart and building customers include D.R. Horton, KB Home, Lennar and NVR. Inc.

Telephonics Corporation

Telephonics, founded in 1933, is recognized globally as a leading provider of highly sophisticated intelligence, surveillance and communications solutions that are deployed across a wide range of land, sea and air applications. Telephonics designs, develops, manufactures and provides logistical support and lifecycle sustainment services to defense, aerospace and commercial customers worldwide.

Telephonics is organized into four primary business lines: Radar Systems, Communications and Surveillance, Systems Engineering and Commercial Products. Radar Systems specializes in maritime surveillance, search and rescue, and weather surveillance solutions. Communications and Surveillance Systems provides intercommunication systems with wireless extensions that distribute voice and data on a variety of platforms, Identification Friend or Foe (IFF) interrogators, border surveillance systems and Air Traffic Management (ATM) products. Telephonics’ Systems Engineering Group (SEG) provides highly technical threat and radar systems engineering as well as analytic support to a wide range of customers, including the United States Missile Defense Agency and Ballistic Missile Defense Program. Commercial Products specializes in wireless intercommunications systems, ATM automation products and commercial audio products. Telephonics Large Scale Integration, a part of Commercial Products, is a full-service designer and provider of high-voltage, high-temperature, low-power, mixed-signal System-on-Chip (SoC) and custom Application Specific Integrated Circuits (ASICs).

Based on long-established relationships supported by existing contractual arrangements, Telephonics is a first-tier supplier to prime contractors in the defense industry such as Lockheed Martin Corporation, The Boeing Company, Northrop Grumman Corporation, MacDonald Dettwiler and Associates Ltd., Airbus Military, Airbus Helicopters, Leonardo (Agusta Westland) Helicopters, and SAAB, and is at times a prime contractor to the U.S. Department of Defense.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the last five fiscal years and the six months ended March 31, 2018. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we have had no preferred stock outstanding during these time periods.

	Year ended September 30,					Six months ended March 31,
	2013	2014	2015	2016	2017	2018
Ratio of earnings to fixed charges	1.2x	0.6x	1.3x	1.5x	1.3x	1x

Amount by which earnings are inadequate to cover fixed charges	—	$21,900	—	—	—	—

Ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges from operations for the periods indicated. For purposes of calculating the ratio of earnings to fixed charges, (a) earnings represents pre-tax income from continuing operations plus fixed charges plus capitalized interest amortization less capitalized interest, and (b) fixed charges represents interest expense plus capitalized interest plus the portion of rent expense deemed to be the equivalent of interest.

On February 6, 2018, we completed the sale of PPC to Berry. For the purpose of calculating the ratio of earnings to fixed charges, all previous periods have been recast to reflect PPC as a discontinued operation.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes and to fund our growth. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

DESCRIPTION OF COMMON STOCK

We have authority to issue 85,000,000 shares of common stock, par value $0.25 per share. As of April 30, 2018, we had approximately 45,756,488 shares of common stock issued and outstanding and 4,346,686 shares of common stock reserved for issuance in connection with stock compensation plans. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

General

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Holders of shares of our common stock have no preemptive rights. Although we currently have no preferred stock outstanding, our certificate of incorporation permits us to issue preferred stock with the approval of our board of directors, with such rights, terms and preferences as may be approved by our board. See “Description of Preferred Stock” below. Subject to the applicable laws and the rights of the holders of shares of preferred stock that may be outstanding at any time, holders of shares of common stock are entitled to such dividends as may be declared by our board of directors. The common stock is not entitled to any sinking fund, redemption or conversion provisions. Upon our dissolution, liquidation or winding up, the holders of shares of our common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of any preferred stock that may be outstanding. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Anti-Takeover Considerations

Our restated certificate of incorporation and amended and restated by-laws contain a number of provisions that may have the effect of making it more difficult for a third party to acquire us, or that may discourage a third party from acquiring us.

Classified Board of Directors

Our restated certificate of incorporation and amended and restated by-laws provide that our board of directors shall consist of between twelve and fourteen directors, divided into three classes as nearly equal in size as possible, with staggered three year terms, and provide that:

•	directors may be removed only for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote; and

•	any vacancy on our board of directors may only be filled by vote of a majority of the directors then in office.

Stockholder Action, Special Meeting of Stockholders

Our restated certificate of incorporation eliminates the ability of our stockholders to act by written consent. Our restated certificate of incorporation and amended and restated by-laws further provide that special meetings of our stockholders may be called only at the written request of stockholders owning at least 66 2/3% of the entire voting power of our capital stock.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our amended and restated by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Business Combinations and Limitations in our Certificate of Incorporation

Our restated certificate of incorporation provides that in the event that it is proposed that we enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control, directly or indirectly, 5% or more of the outstanding voting power of our capital stock, or that we sell substantially all of our assets or business to such other corporation, the affirmative vote of the holders of 50% or more of the total voting power of all outstanding shares of our capital stock shall be required for the approval of any such proposal. However, such requirements shall not apply to any such merger, consolidation or sale of assets or business that was approved by resolutions of our board of directors prior to the acquisition of the ownership or control of 5% of our outstanding shares of capital stock by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between us and another corporation, 50% or more of the total voting power of which is owned by us. An “affiliate” is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

Amendments; Supermajority Vote Requirements

Our restated certificate of incorporation requires the affirmative vote of 66 2/3% of our voting stock to amend certain provisions of our certificate of incorporation, including those provisions relating to the amendment of the business combination provisions, classified board of directors, action by written consent and the ability of stockholders to call special meetings.

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation Law prohibits certain “business combination” transactions between a Delaware corporation and any “interested stockholder” owning 15% or more of the corporation’s outstanding voting stock for a period of three years after the date on which the stockholder became an interested stockholder, unless:

•	the board of directors approves, prior to the date, either the proposed business combination or the proposed acquisition of stock that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owned at least 85% of those shares of the voting stock of the corporation that are not held by the directors, officers or certain employee stock plans; or

•

on or subsequent to the date on which the stockholder became an interested stockholder, the business combination with the interested stockholder is approved by the board of directors and also approved at a stockholder’s meeting by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the corporation’s voting stock other than shares held by the interested stockholder.

Under Delaware law, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.

Although a corporation may elect not to be governed by Section 203, we have made no such election.

DESCRIPTION OF PREFERRED STOCK

We have authority to issue 3,000,000 shares of preferred stock, par value $0.25 per share. As of May 4, 2018, we had no shares of preferred stock outstanding.

General

Under our restated certificate of incorporation, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to issuance of shares of each class or series, our board of directors is required by Delaware law to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any shares of preferred stock will, when issued, be fully paid and non-assessable.

For any series of preferred stock that we may issue, our Board of Directors will determine and the prospectus supplement relating to such series will describe:

•	the purchase price, designation and number of shares of such series;

•

the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

•	any listing of the preferred stock on any securities exchange;

•	any provisions relating to convertibility or exchangeability of shares of such series and the computation of the conversion or exchange price;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of holders of shares of such series;

•	preemptive rights, if any, of holders of shares of such series;

•	any provisions relating to the repurchase or redemption of shares of such series, if applicable, and any restrictions on our ability to exercise these redemption or repurchase rights;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	the procedures for any auction and remarketing, if any, for shares of such series;

•	the provisions for a sinking fund, if any, for shares of such series;

•	whether shares of such series will be represented by depositary shares;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities while shares of such series are outstanding;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our restated certificate of incorporation if the amendment would change the par value, or, unless the restated certificate of incorporation then in effect provides otherwise, the number of authorized shares of such class or change the powers, preferences or special rights of such class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. In addition, our board of directors may authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or which holders might believe to be in their best interest.

Ranking

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following is a general description of the terms of the depositary shares we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any depositary shares we offer will be described in the prospectus supplement relating to such depositary shares.

General

We may, at our option, elect to offer fractional shares of common stock or preferred stock, rather than single shares of common stock or preferred stock (to be set forth in the prospectus supplement relating to an offering of common stock or a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares may be issued.

The shares of any common stock or class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having such criteria as we deem necessary or appropriate. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of common stock or preferred stock represented by such depositary share, to all the rights and preferences of the shares of common stock or preferred stock, as applicable, represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related common stock or class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General Terms

We may issue warrants to purchase common stock, preferred stock, depositary shares, debt securities or units. Warrants may be issued independently or together with other securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued and the currency or currencies in which the price of the warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant;

•

in the case of warrants to purchase common stock, preferred stock, depositary shares or units, the number of shares of common stock, preferred stock, depositary shares or units, as the case may be, purchasable upon exercise of one warrant;

•	the date on which the right to exercise the warrants shall commence and the date on which such right will expire (subject to any extension);

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

if applicable, the procedures for adjusting the exercise price and number of shares of common stock, preferred stock or depositary shares purchasable upon the exercise of each warrant upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock, preferred stock or depositary shares;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such common stock, preferred stock, depositary shares, debt securities or units at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock, preferred stock or depositary shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Governing Law

The warrants and warrant agreements will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, depositary shares, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•

in the case of rights to purchase common stock, preferred stock, depositary shares or units, the number of shares of common stock, preferred stock, depositary shares or units, as the case may be, purchasable upon exercise of one right;

•	the date on which the right to exercise the rights would commence and the date on which the rights shall expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights which may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•

if applicable, the procedures for adjusting the exercise price and number of shares of common stock, preferred stock or depositary shares purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock, preferred stock or depositary shares;

•	the effect of any merger, consolidation, sale or other disposition of our business on the rights;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase such principal amount of securities or shares of stock at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders or persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of rights to purchase common stock, preferred stock or depositary shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Governing Law

The rights and subscription certificates will be governed by, and construed in accordance with, the laws of the State of Delaware.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

General

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including the following:

•	the designation or title of the series of debt securities;

•

the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the price at which the debt securities will be issued;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•

whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for legal defeasance or covenant defeasance;

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	any provisions for remarketing the debt securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	the listing, if any, on a securities exchange;

•	if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Guarantees

The payment obligations of Griffon under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by certain of our existing and future subsidiaries that are listed as guarantors in the applicable supplement to this prospectus, subject to restrictions in credit agreements and other agreements to which they may be a party at the time of issuance.

The obligations of any guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the guarantor under its guarantee constituting a fraudulent conveyance or fraudulent transfer under Federal or state law, after giving effect to all other contingent and fixed liabilities of the guarantor, and any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of the guarantor under its guarantee. We will more fully describe the existence and terms of any guarantee of any debt securities in the prospectus supplement relating to those debt securities.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement. Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Governing Law

The indenture, the debt securities and any guarantees will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

The following is a general description of the terms of the units we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any units we offer will be described in the prospectus supplement relating to such units.

General

We may issue units consisting of common stock, preferred stock, depositary shares, warrants, rights and/or debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit may be issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately, the relevant provisions of any agreement governing the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Rights” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, depositary shares, warrants, rights and debt securities included in each unit, respectively.

Governing Law

The units and any unit agreement will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY ISSUANCE

Our common stock is cleared and settled though the Depositary Trust Company, or DTC, a securities depositary. Most series of debt securities and preferred stock will also be book-entry securities. Unless otherwise indicated in the applicable prospectus supplement, debt securities offered under this prospectus will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee, warrant agent, depositary or unit agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the applicable trustee, warrant agent, depositary or unit agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee, warrant agent, depositary or unit agent. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us or to the applicable trustee, warrant agent, depositary or unit agent. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of Griffon, any registrar and transfer agent, trustee, any warrant agent, depositary or unit agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which case secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. Griffon does not have control over those systems or their participants and assumes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor any agent of ours has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways (or in any combination): (a) to or through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The securities may be sold “at-the-market” to or through a market maker or into an existing trading market for the securities, on an exchange or otherwise. The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters without a syndicate. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for soliciting these contracts.

Agents, underwriters or dealers may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters or dealers may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Dechert LLP, New York, New York. Martin Nussbaum, a partner of Dechert LLP, owns 30,000 shares of our common stock and $225,000 principal amount of our 5.25% Senior Notes due 2022.

EXPERTS

The audited consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of ClosetMaid Corporation as of September 30, 2016 and 2017, and for each of the years in the three-year period ended September 30, 2017, included in Exhibit 99.1 of Griffon’s current report on Form 8-K/A filed on December 15, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement.

This prospectus incorporates by reference:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC on November 20, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2017 and March 31, 2018 filed with the SEC on February 1, 2018 and May 4, 2018, respectively;

•	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on October 2, 2017; November 21, 2017; December 15, 2017; January 24, 2018; February 12, 2018; and May 3, 2018; and

•

The information in the Definitive Proxy Statement for our Annual Meeting of Stockholders filed with the SEC on December 18, 2017 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the offering is terminated under this prospectus and any prospectus supplement; provided, however, that notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus.

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

Griffon Corporation
Attention: Corporate Secretary
712 Fifth Avenue
New York, New York 10019
(212) 957-5000

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION

Griffon is subject to the information requirements of the Exchange Act, and it files unaudited quarterly and audited annual reports, proxy and information statements and other information with the SEC. You may read and copy all or any portion of the reports, proxy and information statements or other information Griffon files at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference rooms. The SEC also maintains an Internet site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. In addition, Griffon posts its filed documents on its website at http://www.griffon.com. Except for the documents incorporated by reference into this prospectus, the information on Griffon’s website is not part of this prospectus. You can also inspect reports, proxy statements and other information about Griffon at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

8,000,000 Shares

GRIFFON CORPORATION

Common Stock

Prospectus Supplement

Lead Book-Running Manager

Baird

Bookrunners

Raymond James	Stephens Inc.	Truist Securities

Co-Managers

CJS Securities	Sidoti & Company, LLC

August 13, 2020